EXHIBIT 2.6
                                                                     -----------


BARD
730 Central Avenue
Murray Hill, NJ  07974


September 25, 2009

VIA FACSIMILE
-------------

Spire Corporation
Spire Biomedical, Inc.
One Patriots Park
Bedford, Massachusetts 01730

Attention:     Mark Little, Chief Executive Officer of Spire Biomedical, Inc.
               and Jonathan O. Nilsen, Esq., Counsel

Facsimile:     (781) 687-9774

Re:      Extension of Drop-Dead Date
         ---------------------------

Dear Messrs. Little and Nilsen:

         Reference is hereby made to that certain Asset Purchase Agreement, dated as of September 4, 2009 (as amended, restated, or otherwise modified from time to time, the "PURCHASE AGREEMENT"), by and among Bard Access Systems, Inc. ("BARD"), Spire Biomedical, Inc. ("SELLER"), and Spire Corporation ("PARENT," together with Seller, "SPIRE"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned hereby agrees as follows:

         1. Section 9.01(d) of the Purchase Agreement is hereby amended by deleting the date "September 30, 2009" at the end of such section and inserting the date "October 31, 2009" in lieu thereof.

         2. The existence and terms of this letter agreement shall constitute Confidential Information of (i) Bard within the meaning of Section 6.06 of the Purchase Agreement, and (ii) Spire within the meaning of the Confidentiality Agreement.

         3. The provisions of Article X (MISCELLANEOUS) of the Purchase Agreement are hereby incorporated by reference as if reproduced in full herein, except to the extent that such provisions conflict with the terms specifically set forth herein, it being understood that references therein to "Seller" or "Parent" shall refer herein to Spire, and references to "Buyer" therein shall refer herein to Bard.

         4. Except as expressly set forth herein, by executing and delivering this letter agreement, no Party is waiving and each Party hereby reserves any rights or remedies available to it under the Purchase Agreement at law or in equity.

         Please acknowledge your agreement with the foregoing by executing this letter agreement where indicated below.


                                          BARD ACCESS SYSTEMS, INC.

                                          By:  /s/ Todd C. Schermerhorn
                                          --------------------------------
                                          Name:  Todd C. Schermerhorn
                                          Title: Vice President


Acknowledged and Agreed:

SPIRE BIOMEDICAL, INC.

By:      /s/ Mark C. Little
         -----------------------------
Name:    Mark C. Little
Title:   CEO


SPIRE CORPORATION

By:      /s/ Roger G. Little
         -----------------------------
Name:    Roger G. Little
Title:   CEO


CC:      Nutter, McClennan & Fish, LLP
         155 Seaport Blvd.
         Boston, Massachusetts 02210
         Attention:   Thomas J. Engellenner, Esq.
         Facsimile:  (617) 310-9948